- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                COBANCORP INC.
- --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                COBANCORP INC.
- --------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
     (4) Proposed maximum aggregate value of transaction:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 COBANCORP INC.
                               124 MIDDLE AVENUE
                            ELYRIA, OHIO 44035-5631
                             PHONE: (216) 329-8000
                               OR: (800) 522-3034



TO OUR SHAREHOLDERS:


        On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders of CoBancorp Inc. (the "Corporation") to be held at the Ralph Neighbour Center of the Church of the Open Door, 43275 Telegraph Road (Route 113 & West Ridge Road), Elyria, Ohio, on Wednesday, April 20, 1994, at 11:00 a.m.


        The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.


        In addition to the specific matters to be acted upon, there will be a report on the operations of the Corporation and its wholly-owned subsidiary, PREMIERBank & Trust. Directors and officers of the Corporation will be present to respond to questions that shareholders may have.


        It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided.


Very truly yours,





/s/ Robert T. Bowman                                    /s/ John S. Kreighbaum
Robert T. Bowman                                        John S. Kreighbaum
Chairman                                                President and
                                                        Chief Executive Officer


Elyria, Ohio
March 21, 1994

To the Shareholders of
CoBancorp Inc.


    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of CoBancorp Inc. (the "Corporation") will be convened at the Church of the Open Door, 43275 Telegraph Road (Route 113 & West Ridge Road), Elyria, Ohio, on Wednesday, April 20, 1994, at 11:00 a.m., for the following purposes:


    1. To elect four (4) Class I directors to a three-year term, expiring at the annual meeting in 1997, or until their successors are elected and qualified.


    2. To approve an amendment to the Corporation's Articles of Incorporation to increase the number of shares which the Corporation has authority to issue from 3,500,000 to 5,000,000.


    3. To ratify the appointment of the firm of Ernst & Young to serve as independent auditors for the Corporation for the year 1994.


    4. To act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.


    Shareholders of record at the close of business on March 18, 1994, are the only shareholders entitled to notice of and to vote at the Annual Meeting.


    IMPORTANT: WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. THlS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.



                                        COBANCORP INC.
                                        By order of the Board of Directors


                                        By:


                                        /s/ Lois E. Gunning
                                        Lois E. Gunning
                                        Corporate Secretary


Elyria, Ohio
March 21, 1994

                                 COBANCORP INC.
                               124 MIDDLE AVENUE
                            ELYRIA, OHIO 44035-5631

                                PROXY STATEMENT


                    INFORMATION CONCERNING THE SOLICITATION

    This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders' Meeting (the "Annual Meeting") of CoBancorp Inc. to be held on April 20, 1994, and any adjournments thereof. CoBancorp Inc. (hereinafter called the "Corporation") is a one-bank holding company owning all of the stock of PREMIERBank & Trust (hereinafter called the "Bank").

    The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Corporation. Whether or not you are able to attend in person, it is important that your stock be represented at the Annual Meeting. To make sure your shares are represented at the Annual Meeting, please vote on each matter specified on the enclosed proxy card and return it dated and signed in the enclosed prepaid envelope. The presence of a majority of the outstanding shares of the Corporation's Common Stock in person or by proxy is necessary to constitute a quorum of shareholders for all matters to be considered at the Annual Meeting, other than the election of Directors. The Corporation's Code of Regulations provides that shareholders present at a meeting for election of directors constitute a quorum.

    The cost of preparing, assembling and mailing the proxy material will be borne by the Corporation. The Corporation does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Corporation, or its subsidiary, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on or before April 1, 1994.

    Unless revoked, the shares represented by proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by (i) filing written notice thereof with the Secretary of the Corporation at the address above; (ii) submitting a duly executed proxy bearing a later date; or
(iii) appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person. However, your mere presence at the Annual Meeting will not operate to revoke your proxy.

    The enclosed proxy solicited hereby, if properly signed and returned to the Corporation and not revoked prior to its use, will be voted in accordance with the instructions contained therein. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AS SET FORTH HEREIN.

    For the election of directors, a plurality of the votes cast shall be sufficient to elect directors. For approval of the amendment to the Articles of Incorporation increasing the authorized common stock, the vote of two-thirds of the issued and outstanding shares is necessary. For the ratification of external auditors, the affirmative vote of a majority of the shares represented and voting at the meeting is required. Broker non-votes have no effect on the vote for the election of directors.

    For all proposals other than the election of directors, proxies marked as abstaining will be treated as present at the Annual Meeting, but will not be counted as voting in favor of such proposals. Accordingly, abstentions as to these proposals will have the same effect as votes against adoption of these proposals. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will also have the same effect as votes against the proposals other than the election of directors.


                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING


    Shareholder proposals must be received at the Corporation's Main Office, 124 Middle Avenue, Elyria, Ohio 44035-5631, on or before November 21, 1994, to be eligible for presentation at the 1995 Annual Meeting of Shareholders.

                        OUTSTANDING VOTING SECURITIES

    Only shareholders of record at the close of business on March 18, 1994, are entitled to vote at the Annual Meeting. On that day there were issued and outstanding 3,274,085 shares of common stock. Each share of common stock is entitled to one vote. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

    The Bank will not vote shares of CoBancorp Inc. stock held by it in any fiduciary capacity unless so directed by the principal involved.


                              BENEFICIAL OWNERSHIP

    Persons and groups owning in excess of 5 percent of the Corporation's stock are required to file certain reports regarding such ownership with the Corporation and the Securities and Exchange Commission (the "SEC"). A person who has or shares voting or investment power, or who has the right to acquire ownership at any time within 60 days, is considered the beneficial owner of the Corporation's stock.

    Listed in the following table are those, as of February 28, 1994, who are known to the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding common stock, no par value per share, and the number of shares owned by directors and executive officers as a group:


  Name and Address of           Amount and Nature of
  Beneficial Owner              Beneficial Ownership       Percent of Class
- -----------------------------------------------------------------------------
    Robert T. Bowman, Thomas P.
    Haywood or Robert S. Cook
    as Trustees
    CoBancorp Inc. Employee
    Stock Ownership Plan (ESOP)
    124 Middle Avenue
    Elyria, Ohio 44035               283,968 shares                 8.68%

    All directors and executive
    officers as a group
    (22 persons)                     314,660 shares (1)             9.62%

(1) Includes allocated vested shares held in Employer Stock Ownership Plan
    (ESOP) and options which are exercisable within 60 days.

                             ELECTION OF DIRECTORS

                       PROPOSAL 1: ELECTION OF DIRECTORS

        Four directors will be elected at the Annual Meeting to serve for terms of three years, expiring on the date of the annual meeting in 1997. Each director elected will continue in office until a successor has been elected. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and for a substitute nominee recommended by the Board of Directors.


        The names of the nominees for directors of the Corporation and the names of directors of the Corporation whose terms of office will continue after the Annual Meeting are listed in the following table.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE.


                                                          Shares                   Percentage of
                                                          of Stock                 Common
Name and Principal                        CoBancorp Inc.  Beneficially             Stock
Occupation for the                        Director        Owned as of              (no par value)
Past Five Years (1)               Age     Since           February 28, 1994        Outstanding
- --------------------------------------------------------------------------------------------------
CLASS I

Nominees for Terms Ending in 1997

Theodore S. Altfeld               50      1988               8,003
Vice President                                               4,769 (4)                (9)
EBM Group Corp.
(industrial supplies, steel
service center and scrap
recycling)


Robert S. Cook                    59      1984              46,096                 1.41%
Executive Vice President
R. W. Beckett Corporation
(manufacturer of oil burners)


                                                          Shares                   Percentage of
                                                          of Stock                 Common
Name and Principal                        CoBancorp Inc.  Beneficially             Stock
Occupation for the                        Director        Owned as of              (no par value)
Past Five Years (1)               Age     Since           February 28, 1994        Outstanding
- --------------------------------------------------------------------------------------------------

Michael B. Duffin                  45      1984               3,448
President and Treasurer                                         774 (4)
Duffin Manufacturing Company                                    133 (3)             (9)
(manufacturer of screw machine
products)

James N. Johnson                   68      1985               3,115
Vice President                                                  264 (4)             (9)
Harold Rorick Insurance, Inc.
Div. of Neale Phypers Corporation


CLASS II
Continuing Directors Whose Terms End in 1995

Garis F. Distelhorst               52      1988               4,457
President                                                     1,970 (6)             (9)
NACSCORP, Inc.
(Higher education book
and software distributor)

John S. Kreighbaum                 47      1991              37,938 (2)(5)
President and                                                37,260 (4)
Chief Executive Officer                                          34 (8)           2.30%
CoBancorp Inc. and
PREMIERBank & Trust

Richard J. Stewart                 65      1989              10,613
Chairman                                                      1,249 (4)
Stewart Appliances, Inc.                                        566 (3)             (9)

                                                          Shares                   Percentage of
                                                          of Stock                 Common
Name and Principal                        CoBancorp Inc.  Beneficially             Stock
Occupation for the                        Director        Owned as of              (no par value)
Past Five Years (1)               Age     Since           February 28, 1994        Outstanding
- --------------------------------------------------------------------------------------------------

Richard A. Van Auken               59      1991             7,138 (3)             (9)
President and
Chief Executive Officer
Jennings and Churella Construction Company


CLASS III
Continuing Directors Whose Terms End in 1996

Robert T. Bowman                   68      1984            33,794 (2)
Chairman                                                   20,044 (4)           1.65%
CoBancorp Inc. and
PREMIERBank & Trust

Maureen M. Cromling                45      1992                38                 (9)
President and
Chief Executive Officer
Ross Environmental Services, Inc.

Thomas E. Haywood                  44      1993               341
President and                                                 111 (6)             (9)
Chief Executive Officer
Brandau Jewelers, Inc.

Larry D. Jones                     44      1993               359
President and                                                 177 (7)             (9)
Chief Executive Officer
Erie Shores Computer, Inc.

                                                          Shares                   Percentage of
                                                          of Stock                 Common
Name and Principal                        CoBancorp Inc.  Beneficially             Stock
Occupation for the                        Director        Owned as of              (no par value)
Past Five Years (1)               Age     Since           February 28, 1994        Outstanding
- --------------------------------------------------------------------------------------------------

A. E.  Szambecki                 46        1992               240
President and                                               1,476 (7)
Chief Executive Officer                                       708 (6)
Hallrich, Inc.                                                354 (8)
(Pizza Hut restaurants)                                       397 (3)                   (9)


(1)    Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years. Mr.
       Kreighbaum joined CoBancorp Inc. and its subsidiary, PREMIERBank & Trust, as President in January 1991. Mr. Kreighbaum
       most recently was the President and Chief Executive Officer of The Delaware County Bank, Delaware, Ohio from 1986 through 1990. Mr. Bowman was President and Chief Executive Officer of CoBancorp Inc. and PREMIERBank & Trust until he became Chairman in 1991.

(2)    Includes shares owned directly and options which are exercisable.

(3)    Beneficially owned and held in street name.

(4)    Owned by spouse.

(5)    Includes allocated vested shares held in Employer Stock Ownership Plan (ESOP).

(6)    Held as custodian for minor child(ren).

(7)    Joint tenant with spouse.

(8)    Owned by child(ren).

(9)    Less than 1%.

                                DIRECTORS' FEES

    During 1993, no salaries or fees were paid by CoBancorp Inc. to its directors or executive officers. All of the directors and executive officers of the Corporation are also directors and officers of the Bank. Directors of the Bank received $400 for each board meeting attended. Non-officer directors of the Bank received $200 for each committee meeting attended.


          COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

    The Board of Directors, which is responsible for the overall affairs of the Corporation, conducts its business through meetings of the Board. The Corporation's Board of Directors met seven times during fiscal year 1993. The Corporation has no committees.

    The Board of Directors of the Bank met twelve times for regularly scheduled meetings. The Board of Directors of the Bank has a Loan Committee, an Audit Committee, a Salary and Benefits Committee, a Nominating Committee, a Facilities Committee, a CRA Committee, a Trust Committee and a CDC (Community Development Corporation) Committee.

    The Loan Committee met eleven times during the last fiscal year to consider credit commitments and review the quality of the loan portfolio. Members of the Loan Committee were Theodore S. Altfeld, Robert T. Bowman, Robert S. Cook, Michael B. Duffin, John S. Kreighbaum and Richard A. Van Auken. Alternate committee members were Garis F. Distelhorst, Richard J. Stewart and A. E. Szambecki.

    The Audit Committee met three times during the last fiscal year with the Bank's and Corporation's independent accountants, Ernst & Young, to review the previous fiscal year, scope of the audit and any additional items of importance such as internal accounting procedures and controls. Members of the Audit Committee were Theodore S. Altfeld, Michael B. Duffin, Larry D. Jones and James
N. Johnson.

    The Salary and Benefits Committee met three times during the last fiscal year. This committee recommends the basic wage and salary administration of the Bank and reviews compensation arrangements and benefits for all officers of the Bank. Committee members were Robert S. Cook, Garis F. Distelhorst, Michael B. Duffin and Richard A. Van Auken.

   The Nominating Committee meets as needed to identify potential candidates for election to the Board of Directors. Nominating Committee members were Robert T. Bowman, Maureen M. Cromling, Garis F. Distelhorst, James N. Johnson, John S. Kreighbaum and A. E. Szambecki.

   The Facilities Committee met four times in 1993. This committee is responsible for long-range planning for the development of the physical properties of the Corporation. Members of this committee were Robert T. Bowman, Maureen M. Cromling, Garis F. Distelhorst, John S. Kreighbaum, A. E. Szambecki and Richard A. Van Auken.

   The CRA Committee met eleven times during 1993. This committee monitors and coordinates the Bank's efforts to determine the community's banking needs, develop products and services which meet those identified needs, market products and services developed and ensure all individuals and segments of the community are served in a non-discriminatory manner. Members of the committee were Theodore S. Altfeld, Robert T. Bowman, Thomas E. Haywood, Larry D. Jones and John S. Kreighbaum.

   The Trust Committee met twelve times during 1993. This committee is responsible for review of the internal investment and fees and acceptance committees within the Trust Department. Members of the Trust Committee are Robert T. Bowman, Thomas E. Haywood and Richard J. Stewart.

                       COMPENSATION OF EXECUTIVE OFFICERS

   The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, certain Bank Executive Officers during each of the last two fiscal years.


                           SUMMARY COMPENSATION TABLE


                                                                             Long-Term
                                                                            Compensation        All Other
                                               Annual Compensation             Awards          Compensation
  Name and Principal                        -------------------------       ------------       ------------
        Position              Year          Salary($)         Bonus($)       Options(#)           ($)
- ---------------------         ----          ---------         -------        ----------         ----------
                                                                                                10,338(1)
John S. Kreighbaum            1993            175,000          75,000            0               8,300(2)
President and Chief           1992            160,008          35,000        36,977(3)           9,399(1)
Executive Officer             1991            121,841          40,000            0               9,189(2)

Timothy W. Esson              1993             90,000          25,000            0               5,649(1)
Executive Vice                1992             76,008          15,000         13,866(3)          5,136(1)
President                     1991             72,540          13,000            0               4,669(1)

James R. Bryden               1993             82,000          30,000            0               6,679(1)
Regional President            1992             82,008          13,000         13,866(3)          6,071(1)
North Central District        1991             78,600          12,000            0               5,520(1)

Kenneth E. Reiber             1993             93,000           8,000            0              36,775(1)
Senior Vice                   1992             90,504           8,000         13,866(3)         33,432(1)
President/Senior Trust        1991             86,868           7,000            0              30,392(1)
Officer

(1)   As a result of the pension restatement, the Bank established an Executive Supplemental Income Plan (the "ESI") in 1985. All
      officers of the Bank are covered by the ESI. The ESI was established to bring officer retirement to a more realistic level of compensation. The cost is offset by proceeds from a life insurance contract of which the Bank is beneficiary.
(2)   Includes director's fees and split-dollar insurance.
(3)   Adjusted for a four-for-three stock split in February 1994, a four-for-three stock split in 1993 and a four percent stock dividend in 1992.



                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


                                                    Number of Unexercised
                                                    Options/SARs at Fiscal
                                                          Year-End(1)          Value of Unexercised
                                                              (#)                 In-the-Money
                             Shares Acquired on         Exercisable (E)/       Options/SARs at Fiscal
          Name                  Exercise (#)           Unexercisable (U)          Year-End(2) ($)
- -------------------------------------------------------------------------------------------------------
John S. Kreighbaum                   -0-                  36,977 (E)                $366,812

Timothy W. Esson                     -0-                  13,866 (E)                $137,551

James R. Bryden                      -0-                  13,866 (E)                $137,551

Kenneth E. Reiber                    -0-                  13,866 (E)                $137,551

(1)   Adjusted for a four-for-three stock split in February 1994, a four-for-three stock split in 1993 and a four percent stock dividend in 1992.
(2)   Values are calculated by subtracting the exercise price from the fair market value of the stock as of year-end. For all unexercised in-the-money options, the difference between the fair market value and the exercise price is $9.92.


         SALARY AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 The Bank's compensation package for certain executive officers consists of base salary, and, if applicable, awards under the CoBancorp Inc. Long-Term Incentive Plan and discretionary performance bonuses. Amounts of the three aforementioned types of compensation are determined by the Salary and Benefits Committee of the Board of Directors. The Committee is composed entirely of nonemployee directors who are "disinterested persons" under SEC regulations and who have no "interlocking" relationship with the Corporation. The Committee is of the belief that a strong link should exist between executive compensation and the value delivered to shareholders. This link should be seen as enhanced shareholder value and return as represented by positive return on assets (ROA) and return on equity (ROE) trends. Additionally, it is the Committee's belief that base salary should be carefully balanced with long- and short-range financial and nonfinancial objectives.

   Base Salary: Base salary levels are established by the Committee to be competitive in the market in order to attract and retain qualified executives and are designed to align the interests of the executives with the performance of the Corporation and the return to the shareholders.

   Long-Term Incentive Plan: The purpose of the Long-Term Incentive Plan is to enable the Corporation to attract and retain officers and key employees of the Corporation and any subsidiary and to provide such persons incentives and rewards for performance. The Plan is designed to encourage such persons to become owners of common stock of the Corporation to increase their interest in the Corporation's long-term success, to provide incentive equity opportunities that are competitive with other similarly situated corporations and to stimulate employees by recognizing their achievements. The Plan provides for grants of Incentive Stock Options, Nonqualified Stock Options, Performance Awards and Restricted Stock to selected employees. There were no awards granted during 1993.

   Annual Performance Bonus: A discretionary bonus structure serves as an additional component of the Bank's compensation package. Performance bonuses were granted based upon criteria that include return on equity, return on assets, enhancement of shareholder value, asset quality indicators and other considerations that measure the performance of the Corporation.

   Additionally, the compensation paid to the Chief Executive Officer (Mr. John
S. Kreighbaum) includes the compensation package components described above and is formalized in an employment agreement which is more fully disclosed in another section of this proxy statement. In reviewing Mr. Kreighbaum's performance as President and Chief Executive Officer, the Salary and Benefits Committee favorably considered Mr. Kreighbaum's performance relative to the following factors (without, however, assigning any specific weights to such factors): profitability, shareholder value, loan quality and performance, branch structure, human resources, operating policies, systems and procedures, strategic planning and Mr. Kreighbaum's community involvement and interaction. The Committee seeks to establish compensation for Mr. Kreighbaum at a level commensurate with the Bank's corporate performance, peer group competitors and the individual officer's performance.

   The following graphs highlight key shareholder value and performance indicators over the past six years and were utilized, among other indicators, by the Committee. Specific financial performance measurements are referenced in the Corporation's 1993 Annual Report to Shareholders.

   The following graph illustrates the changes in the year-end bid price of the Corporation's common stock since December 31, 1988.

YEAR-END BID PRICE OF COBANCORP INC. COMMON STOCK FROM 1988 THROUGH 1993

    1988     1989      1990      1991      1992      1993
   ------   ------    ------    ------    ------    ------
  $8.75    $9.13     $8.93     $12.04    $14.48    $22.13


All amounts have been adjusted to reflect a four-for-three stock split in February 1994, a four-for-three stock split in 1993, a four percent stock dividend in 1992, a three percent stock dividend in 1991 and a five percent stock dividend in 1989.


    The following graph shows the net income of the Corporation since 1988.

                        NET INCOME FOR THE YEARS ENDED
                          DECEMBER 31, 1988 THROUGH
                              DECEMBER 31, 1993

        1988        1989        1990        1991        1992        1993
       ------      ------      ------      ------      ------      ------

     2,886,000   2,735,000   1,833,000   3,254,000   4,378,000   5,281,000





Salary and Benefits Committee

Richard A. Van Auken, Chairman                    Garis F. Distelhorst, Member
Robert S. Cook, Member                            Michael B. Duffin, Member

                                 COBANCORP INC.
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
  COBANCORP INC., S&P 500 AND S&P BANKS COMPOSITE (WITH DIVIDENDS REINVESTED)



The following graph sets forth the cumulative total shareholder return
(assuming reinvestment of dividends) to CoBancorp Inc.'s shareholders during the five-year period ended December 31, 1993, as well as an overall stock market index (S&P 500) and CoBancorp Inc.'s peer group index (S&P Banks Composite).



                                        1988      1989        1990       1991       1992       1993
                                        ----      ----        ----       ----       ----       ----
CoBancorp Inc.                          $100      $114        $111       $147       $186       $299
S&P 500                                 $100      $132        $128       $166       $179       $197
S&P Banks Composite                     $100      $123         $87       $142       $188       $207

The stock performance graph assumes $100 was invested on January 1, 1989.



                              CONSULTING AGREEMENT

     Effective February 1, 1992, Mr. Bowman and the Bank and the Corporation entered into a Consulting Agreement (the "Consulting Agreement"), which provides that he shall receive a consulting fee of $75,000 annually. Effective February 1, 1994, the Bank and the Corporation extended this consulting agreement for the period of one year. Termination of the Consulting Agreement by the Bank or the Corporation would not prejudice Mr. Bowman's right to receive the consulting fees referred to above, unless such termination is for a "cause" as defined in the Consulting Agreement.


                             EMPLOYMENT AGREEMENTS

   CoBancorp Inc. and PREMIERBank & Trust have separate employment agreements with each of Messrs. Kreighbaum and Esson for their employment.

   On November 16, 1990, the Corporation and the Bank entered into an employment agreement with Mr. John S. Kreighbaum. The employment agreement provides for a term of five years, commencing January 1, 1991. The agreement is automatically extended (absent Board objection) for an additional year commencing on January 1, 1994. The effect of this provision is that the contract will then have a three-year term. Under the terms of his employment agreement, Mr. Kreighbaum receives a base salary of $136,000 per year, subject to annual adjustment by the Board of Directors of the Bank. Additionally, in the event that (i) Mr. Kreighbaum is involuntarily terminated within two years following a change in control of the Corporation, (ii) Mr. Kreighbaum voluntarily terminates his employment for good reason within two years after a change in control of the Corporation or (iii) Mr. Kreighbaum is terminated for any reason other than cause, Mr. Kreighbaum will receive his base salary for the remaining term of the agreement.

   On December 31, 1993, the Corporation and the Bank entered into an employment agreement with Mr. Timothy W. Esson. The employment agreement provides for a term of two years, commencing December 31, 1993. The agreement shall automatically extend (absent Board objection) for an additional year commencing on December 31, 1994. The effect of this provision is that the contract will then have a two-year term. Under the terms of his employment agreement, Mr. Esson receives a base salary of $106,000 per year, subject to annual adjustment by the Board of Directors of the Bank. Additionally, in the event that (i) Mr. Esson is involuntarily terminated within two years following a change in control of the Corporation, (ii) Mr. Esson voluntarily terminates his employment for good reason within one year after a change in control of the Corporation, Mr. Esson will received a payment equal to two years' base salary. In the event Mr. Esson is terminated for any reason other than cause, Mr. Esson will receive his base salary for the remaining term of the agreement.

                                  PENSION PLAN

   PREMIERBank & Trust's Pension Plan was restated as of February 1, 1985. The Plan is a trusteed noncontributory defined benefit pension plan covering all officers and employees who become eligible for entry in the plan upon the basis of age and one year of service. Normal retirement is at 65 years of age and the plan provides for benefit payments for life in the amount of 37.5 percent of average monthly compensation plus 12.5 percent of such compensation in excess of the maximum average monthly wage, as defined for the Social Security taxable wage base, the total of which is reduced proportionately for less than 15 years of credited service at normal retirement age.



                             DEFINED BENEFIT TABLE

   Retirement benefits under the provisions of the Bank's retirement plan are computed by a formula, the factors of which include compensation, years of service and the Social Security taxable wage base.

   Assuming the employee selects the normal form of benefit payable, the following annual benefits are payable under the formula to an employee retiring at such date in specified average compensation and years of service classification:


                                                 Years of Credited Service
     Career Average               --------------------------------------------------------
     Compensation(1)                  10             20              30               35
- ------------------------------------------------------------------------------------------
    $125,000                      39,617           59,425          59,425           59,425
     150,000                      47,950           71,925          71,925           71,925
     175,000                      56,283           84,425          84,425           84,425
     200,000                      64,617           96,925          96,925           96,925
     225,000                      72,950          109,425         109,425          109,425
     250,000                      72,950          114,845         114,845          114,845
     300,000                      75,563          114,845         114,845          114,845
     400,000                      75,563          114,845         114,845          114,845
     450,000                      75,563          114,845         114,845          114,845
     500,000                      75,563          114,845         114,845          114,845

(1) The average annual compensation includes the participants' salary and bonus. The years of credited service for individuals listed in the Summary Compensation Table are three years for John S. Kreighbaum, thirteen years for Timothy W. Esson, seven years for James R. Bryden and eight years for Kenneth E. Reiber.



       PROPOSAL 2: PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
         TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   The Board of Directors of the Corporation approved subject to shareholder approval an amendment to Article IV of the Corporation's Articles of Incorporation increasing the authorized shares of Common Stock.

   The Corporation is presently authorized by its Articles of Incorporation as Amended to issue 3,500,000 shares of Common Stock with no par value. If the proposed amendment to the Company's Articles of Incorporation is adopted, the number of authorized Common Shares will be increased to 5,000,000 shares.

   The Board of Directors believes it is desirable to have available additional shares of Common Stock for general corporate purposes, none of which is known or specifically planned at the present time. Such purposes may include future financing transactions, employee benefit plans, stock dividends, stock splits and other corporate purposes. The additional shares to be authorized would not be subject to preemptive rights and could be issued to any person by the Board of Directors at any time without shareholder approval. Such issuance might dilute the voting power of existing shareholders.

   The Articles of Incorporation and Code of Regulations of the Corporation presently contain certain other provisions which may have the effect of discouraging takeover attempts, such as (1) a provision that certain business combinations involving the Corporation may not be consummated without the approval of the holders of at least 75 percent of the voting power of the Corporation, unless the transaction is approved by at least a majority of any members of the Board; (2) the classification of the Board of Directors into three classes, each of which has a term of three years with one class being elected each year; and (3) certain other procedural provisions which may make it more time-consuming to change majority control of the Board without its consent.

   APPROVAL OF THE PROPOSED AMENDMENT OF THE ARTICLES OF INCORPORATION WILL REQUIRE THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE CORPORATION'S ISSUED AND OUTSTANDING SHARES. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF THE CORPORATION AND ITS SHAREHOLDERS.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT OF THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has reappointed Ernst & Young as independent accountants to audit the financial statements of the Bank and the Corporation and report to the Ohio Superintendent of Banks and the Board of Directors as provided by Section 1115.12 of the Ohio Revised Code.

   One or more members of the firm of Ernst & Young are expected to be present at the Annual Meeting and will be available to respond to questions.

   This appointment is being presented to the shareholders for ratification.

   RATIFICATION OF ERNST & YOUNG AS THE CORPORATION'S INDEPENDENT AUDITORS REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND VOTING AT THE MEETING.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG AS THE CORPORATION'S INDEPENDENT AUDITORS.


                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

   The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others.

                                 OTHER MATTERS

   As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.


COBANCORP INC.


By:





/s/ Robert T. Bowman                            /s/ John S. Kreighbaum
Robert T. Bowman                                John S. Kreighbaum
Chairman                                        President and
                                                Chief Executive Officer



Elyria, Ohio
March 21, 1994

                                COBANCORP INC.
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 1994


COBANCORP INC.                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
124 MIDDLE AVENUE       PROXY     The undersigned hereby appoints Robert T. Bowman, Larry D. Jones and
ELYRIA, OHIO 44035                Maureen M. Cromling as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of stock of COBANCORP INC. held of record by the undersigned on March 18, 1994, at the Annual Meeting of Shareholders
                                  to be held on April 20, 1994, or any adjournment thereof.


1. ELECTION OF FOUR (4) CLASS I DIRECTORS:    THEODORE S. ALTELD      MICHAEL B. DUFFIN
                                              ROBERT S. COOK          JAMES N. JOHNSON

   / / FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

   / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE.

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

   _____________________________________________________________________________


2. TO APPROVE AN AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES WHICH THE CORPORATION HAS AUTHORITY TO ISSUE FROM 3,500,000 TO 5,000,000 SHARES.

   / / FOR                   / / AGAINST                   / / ABSTAIN

3. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG TO SERVE AS INDEPENDENT AUDITORS FOR THE CORPORATION FOR FISCAL YEAR 1994.

   / / FOR                   / / AGAINST                   / / ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED         DATED ___________________________ 1994.
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY        PLEASE MARK, SIGN, DATE AND
WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.                 RETURN THE PROXY CARD
                                                        PROMPTLY USING THE
                                                        ENCLOSED ENVELOPE.
Please sign exactly as name appears.
When shares are held by joint tenants,
both should sign. When signing as executor,
administrator, trustee or guardian, please              Signature _____________________________
give full title. If a corporation, please
sign full corporate name by President or other
authorized officer. If a partnership, please
sign in partnership name by authorized person.          Signature ____________________________

                                                        / / I (we) will     / / I (we) will not
                                                        be attending the Annual Meeting of
                                                        Shareholders on April 20, 1994.